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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of JG Industries, Inc. and Subsidiaries on Form S-8 of our report dated May 9, 1997 on our audits of the consolidated financial statements of JG Industries, Inc. and Subsidiaries as of January 25, 1997 and January 27, 1996, and for each of the three fiscal years in the period ended January 25, 1997, which report is included in this Annual Report on Form 10-K.


                                                COOPERS & LYBRAND L.L.P.



Chicago, Illinois
May 12, 1997